UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)
(304) 530-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 24, 2018, Summit Financial Group, Inc., a West Virginia corporation (“Summit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Peoples Bankshares, Inc., a West Virginia corporation (“Peoples”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Peoples will merge (the “Merger”) with and into a limited liability company and wholly-owned subsidiary of Summit’s wholly-owned banking subsidiary, Summit Community Bank, Inc., a West Virginia banking corporation (“Summit Community”), formed solely for the purpose of consummating the Merger (“Merger Sub”), with Merger Sub as the surviving entity in the Merger. Immediately following the Merger, Merger Sub will be liquidated (the “Liquidation”) so that Summit Community will own all of the outstanding shares of Peoples’ wholly owned banking subsidiary, First Peoples Bank, Inc., a West Virginia banking corporation (“First Peoples”). Immediately following the Liquidation, First Peoples will be merged (the “Bank Merger”) with and into Summit Community, with Summit Community surviving as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved and adopted by the Board of Directors of each of Summit and Peoples.

Subject to the terms and conditions of the Merger Agreement, including the adjustment described below, at the effective time of the Merger (the “Effective Time”), Peoples shareholders will have the right to receive cash in the amount of $47.00 per share of Peoples common stock (the “Cash Consideration”), par value $1.00 per share (“Peoples Common Stock”), 1.7193 shares of Summit common stock, par value $2.50 per share (“Summit Common Stock”), per share of Peoples Common Stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”) or a combination of Cash Consideration and Stock Consideration, subject to proration to result in approximately 50% Cash Consideration and 50% Stock Consideration. Pursuant to the terms of the Merger Agreement, Peoples may make a special cash distribution to its shareholders if a certain shareholders’ equity metric exceeds a defined amount. Conversely, if the shareholders’ equity metric is less than a defined minimum, the aggregate value of the Merger Consideration shall be reduced one dollar for every dollar by which the shareholders’ equity metric is less than the defined minimum.

The Merger Agreement contains customary representations and warranties from both Summit and Peoples, each with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including, among others, Peoples’ covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time and (2) nonsolicitation of alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement, including the Merger, by the affirmative vote of at least a majority of the votes cast at a meeting at which a quorum exists consisting of at least a majority of the shares of Peoples Common Stock, (2) authorization for listing on the NASDAQ of the shares of Summit Common Stock to be issued in the Merger, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions, (4) effectiveness of the registration statement on Form S-4 for the Summit Common Stock to be issued in the Merger, (5) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal, (6) the delivery of an executed employment agreement with Ronald L. Bowling, (7) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (8) performance in all material respects by the other party of its obligations under the Merger Agreement, and (9) receipt by such party of an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

With respect to Summit, there are additional conditions to closing including (1) that there shall be less than 5.0% of issued and outstanding Peoples Common Stock for which the holders thereof have voted against the approval of the Merger Agreement and the Merger and who has properly perfected his or her dissenter’s rights of appraisal by following the exact procedure required by the West Virginia Business Corporation Act, as amended.

The Merger Agreement provides certain termination rights for both Summit and Peoples, including, among others, by mutual consent of the parties, by either party upon the failure to obtain the requisite regulatory approvals or by Summit if a requisite regulatory approval contains a burdensome condition on it, by either party if the Merger is not consummated by March 31, 2019, by either party if the other materially breaches a representation or warranty, by either party for Peoples not obtaining the required shareholder vote, and by either party upon the occurrence of a material adverse effect on the other party.

Peoples may also elect to terminate the Merger Agreement if both (1) the ratio, the numerator of which is the average of the daily volume weighted average price per share of Summit Common Stock over the 20 consecutive trading days ending on the trading day immediately prior to the fifth calendar day immediately prior to the Effective Time and the denominator of which is the average of the daily volume weighted average price per share of Summit Common Stock over the 20 consecutive trading days ending on the trading day immediately preceding the date of the Merger Agreement, is less than 0.85 and (2) the difference between (a) the number obtained by dividing (i) the average closing value of the NASDAQ Bank Index (IBIX) over the 20 consecutive trading days ending on the trading day immediately prior to the fifth calendar day immediately prior to the Effective Time by (ii) the average closing value of the NASDAQ Bank Index (IBIX) over the 20 consecutive trading days ending on the trading day immediately preceding the date of the Merger Agreement and (b) the ratio described in clause (1) above, is greater than 0.15. If Peoples elects to terminate under the provision described above, Summit shall have the option to increase the per share stock consideration pursuant to a certain formula described in the Merger Agreement.

The Merger Agreement provides that Peoples will pay a fee of $1,275,000 to Summit if (1) Summit terminates the Merger Agreement because (a) the Peoples board of directors changes its recommendation to its shareholders or fails to include the agreed board recommendation in the proxy statement/prospectus to be filed by Summit, (b) Peoples enters into an acquisition agreement that does not violate the nonsolicitation covenants, or (c) Peoples intentionally or materially breaches its covenant to hold the Peoples shareholder meeting to vote on the Merger Agreement and Merger or the nonsolicitation covenants or (2) Peoples terminates the Merger Agreement because it enters into an acquisition agreement that does not violate the nonsolicitation covenants.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Unless otherwise provided in the Merger Agreement, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Summit or Peoples, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Summit, Peoples, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of Peoples and a prospectus of Summit, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Summit makes with the Securities and Exchange Commission (“SEC”).

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On July 24, 2018, the Company’s Board of Directors increased the size of the Board to seventeen (17) members and appointed Jason Kitzmiller to serve on the Board to fill the vacancy created by that action. Mr. Kitzmiller was also appointed to serve on the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank. The appointment was effective immediately.
Mr. Kitzmiller has been the President of A.L.L. Construction Inc. since 2008 and is currently the majority shareholder. He has over 25 years of engineering and construction related experience.
Mr. Kitzmiller is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Kitzmiller and any other persons pursuant to which Mr. Kitzmiller was appointed to the Board of the Company.

Mr. Kitzmiller will serve on the Company’s Audit and Compliance Committee and the Asset/Liability and Funds Management Committee.

Mr. Kitzmiller will receive the same cash compensation for Board service as the other members of the Board. Directors of the Company receive $500 per board meeting attended. Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee and Compensation and Nominating Committee receive $750 for each meeting attended. Non-employee Directors of the Company who serve on the Company’s Executive Committee receive $500 for each meeting attended. Non-employee Directors serving on other Company Committees receive $300 per committee meeting attended. Members of the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank, are paid an annual retainer fee based on the asset size of the subsidiary bank as of December

31st of the prior year and receive $500 for each meeting attended . Non-employee Directors of the subsidiary bank who serve on the subsidiary bank’s Executive Committee receive $500 for each meeting attended. Non-employee Directors serving on other bank subsidiary committees receive $300 for each committee meeting attended. Mr. Kitzmiller will also enter into an Indemnification Agreement with the Company. The Indemnification will be in the same form as executed by the other members of the Board and attached to the Company’s Form 10-K for the year ended December 31, 2017.

Section 8 - Other Events

Item 8.01 Other Events

Support Agreements

Simultaneous with the execution of the Merger Agreement, Summit entered into support agreements with each of the directors of Peoples and First Peoples Bank. The Support Agreements provide generally that the executing party will not solicit the former employees or customers of Peoples or any of its subsidiaries, or compete within a 25 mile radius of any location of Peoples, any Peoples subsidiary, Summit or Summit subsidiary, for a period of 18 months following the effective date of the merger, subject to certain exceptions. A form of the support agreement is attached as Exhibit B to Exhibit 2.1 attached hereto and is incorporated herein by reference.

Voting Agreement and Irrevocable Proxy

Simultaneous with the execution of the Merger Agreement, Summit entered into a voting agreement and irrevocable proxy with each of the directors, a certain officer and certain shareholders of Peoples (each, an “Obligated Shareholder”), in their capacities as shareholders. The voting agreement and irrevocable proxy generally provides that each Obligated Shareholder will vote his or her shares in favor of the Merger Agreement and the Merger. The voting agreement and irrevocable proxy further provides that each Obligated Shareholder revokes any previously executed proxies and appoints Robert S. Tissue, Senior Vice President and Chief Financial Officer of Summit and H. Charles Maddy, III, President and Chief Executive Officer of Summit, or either one of them, his or her true and lawful proxy and attorney in fact to vote at any meeting of the shareholders of Peoples all of such Obligated Shareholder’s shares of Peoples Common Stock in favor of the approval of the Merger Agreement and the Merger. A form of the voting agreement and irrevocable proxy is attached as Exhibit B to Exhibit 2.1 attached hereto and is incorporated herein by reference.

Press Release

The Company and Peoples issued a press release and Summit provided an investor presentation to interested parties concerning the acquisition of Peoples. A copy of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2 and are being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit 2.1 is being filed and exhibit 99.1 and exhibit 99.2 are being furnished as part of this Form 8-K.

2.1
Agreement and Plan of Merger dated as of July 24, 2018, by and between Summit Financial Group, Inc. and Peoples Bankshares, Inc. (listed disclosure schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Summit agrees to furnish a supplemental copy of such schedule upon request of the SEC).

99.1	Press Release, dated July 24, 2018, issued by Summit Financial Group, Inc.

99.2	Investor Presentation, dated July 24, 2018, issued by Summit Financial Group, Inc.

Forward-Looking Statements

This Current Report on Form 8-K, the press release and the investor presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of a merger between Peoples and Summit, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Summit’s and Peoples’ plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Summit and Peoples and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Peoples and Summit. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Summit and Peoples may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Peoples may fail to approve the merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Summit and Peoples are engaged; (7) changes in the interest rate environment may adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Summit’s and Peoples’ markets could adversely affect operations; and (10) the economy could experience a slowdown that could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Summit’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

The Company and Peoples caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or Peoples or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Company and Peoples do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

The information in this Current Report on Form 8-K and the exhibits incorporated herein by reference does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, Summit will file with the SEC a Registration Statement on Form S-4 with respect to the offering of Summit common stock as the Merger Consideration under the Securities Act, which will include a proxy statement of Peoples seeking approval of the Merger by Peoples’ shareholders and a prospectus of Summit. Peoples will deliver the proxy statement/prospectus to its shareholders. In addition, Summit may file other relevant documents concerning the proposed Merger with the SEC. Investors and security holders are urged to read the registration statement and proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the proposed Merger.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Summit and Peoples may also obtain free copies of these documents by directing a request to Ms. Teresa Ely, Summit’s Director of Shareholder Relations, by telephone at (304) 530-0526 or by email at tely@summitfgi.com or by accessing these documents at Summit’s website: www.summitfgi.com. The information on Summit’s website is not, and shall not be deemed to be, a part of this Report or the exhibits incorporated herein or incorporated into other filings made with the SEC.

Participants in the Solicitation

Summit, Peoples and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Peoples’ shareholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Peoples shareholders in connection with the Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of Summit in its Annual Report on Form 10-K for the year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on April 11, 2018.  Information about the directors and executive officers of Peoples may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available. You can obtain free copies of these documents from Summit or Peoples using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: July 24, 2018	By: /s/ Robert S. Tissue
Robert S. Tissue
Senior Vice President &
Chief Financial Officer